Exhibit 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

ANGI HOMESERVICES INC.

and

THE HOLDERS NAMED HEREIN

Dated as of October 19, 2018

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of October 19, 2018 (this “Agreement”), is by and among (i) ANGI Homeservices Inc., a Delaware corporation (the “Company”), (ii) the persons listed on Schedule A-1 hereto (such persons, in their capacity as holders of Registrable Securities (as defined below), including any permitted transferees hereunder, the “Non-Investor Holders”) and (iii) the persons listed on Schedule A-2 hereto (such persons, in their capacity as holders of Registrable Securities, including any permitted transferees hereunder, the “Investor Holders” and, together with the Non-Investor Holders, the “Holders” and each, a “Holder”).

RECITALS

WHEREAS, the Company, Hamlet Merger Sub, Inc., a Delaware corporation, and wholly owned subsidiary of the Company, Handy Technologies, Inc., a Delaware corporation and Shareholder Representative Services LLC, solely in its capacity as “Securityholder Representative,” have entered into an Agreement and Plan of Merger dated September 29, 2018 (the “Merger Agreement”); and

WHEREAS, the Company wishes to provide the registration rights in this Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound by this Agreement, the Company and the Holders agree as follows:

Section 1.              Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any claim, charge, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.

“Affiliate” shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliated Fund” means an affiliated fund or entity of the Holder, which means with respect to (i) a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, and (ii) an investment company registered under the Investment Company Act of 1940, as amended, advised by Fidelity Management & Research Company (“Fidelity”) or any affiliated investment advisor of Fidelity, one or more mutual fund, pension fund, pooled investment vehicle or institutional client advised

1

by Fidelity or any affiliated investment advisor of Fidelity, in each case, registered under the Investment Advisers Act of 1940.

“Agreement” has the meaning set forth in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Block Trade” shall have the meaning set forth in Section 2(c).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.

“Closing” has the meaning set forth in the Merger Agreement.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, and any securities into which such shares of common stock shall have been reclassified, reconstituted, exchanged or substituted (including with respect to any stock split or stock dividend or a successor security).

“Company” has the meaning set forth in the Preamble.

“Continuing Eligible Holder” means any Major Holder that did not initiate the Block Trade and that, at the time of such notice, still holds at least half of the shares of Common Stock issued to such Major Holder pursuant to the Merger Agreement as Merger Consideration.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“End of Suspension Notice” shall have the meaning set forth in Section 2(i)(1).

“Governmental Authority” means any United States or foreign federal, national, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal or arbitral or judicial body.

“Holder Information” shall have the meaning set forth in Section 3(b).

“Law” means any statute, law (including common law), ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority.

“Major Holders” means a Holder who held at least 5% of Handy Technologies, Inc.’s common stock on a fully diluted basis immediately prior to the Effective Time (as defined in the Merger Agreement).

“Merger Agreement” has the meaning set forth in the Recitals.

2

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Registration” shall have the meaning set forth in Section 2(e).

“Piggyback Stockholder” shall have the meaning set forth in Section 2(e).

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement or any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), with respect to the terms of the offering of any Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean a public offering and sale of equity securities for cash pursuant to an effective registration statement under the Securities Act.

“Registrable Securities” shall mean each of the following: (a) any shares of Common Stock issued by the Company as Merger Consideration pursuant to the Merger Agreement to the Holders and (b) any securities into or for which such shares have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, stock distribution, stock split or similar event; provided that, in each case, any such Registrable Security shall cease to be a Registrable Security on the earliest to occur of: (i) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act (or a prospectus supplement shall have been filed with respect to a Registration Statement) and such Registrable Securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) the date on which such security may be resold pursuant to Rule 144 or any successor provision thereto, without regard to volume or manner of sale limitations or the availability of current public information with respect to the Company, whether or not any such sale has occurred; (iii) the date on which such security has been sold pursuant to Rule 144 or any successor provision thereto; (iv) the date on which such security ceases to be outstanding; or (v) the date on which such security is sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such security.

“Registration Expenses” shall mean all expenses incurred in effecting any registration or any offering and sale pursuant to this Agreement, including registration, qualification, listing and filing fees (including, without limitation, all SEC, stock exchange and Financial Industry Regulatory Authority filing fees), printing expenses, messenger, telephone and delivery expenses, all transfer agent and registrar fees and expenses, fees and disbursements of all law firms of the Company and all accountants and other persons retained by the Company (including any comfort letters), any reasonable and documented fees and disbursements of underwriters

3

customarily paid by issuers or sellers of securities (which shall not include fees and disbursements of counsel for the underwriters other than as set forth in this paragraph or in the applicable underwriting agreement and Selling Expenses), all fees and expenses of any special experts or other persons retained by the Company in connection with any registration, and any blue sky (including reasonable fees and disbursements of counsel to any underwriter incurred in connection with blue sky qualifications of the Registrable Securities as may be set forth in any underwriting agreement) and other securities laws fees and expenses, as well as all internal fees and expenses of the Company. Registration Expenses shall not include Selling Expenses.  In addition, in connection with an underwritten offering or other registration, offering or related action (including a Shelf Take-Down) for which services of outside counsel would customarily be required pursuant to this Agreement, the Company shall pay or reimburse the Holders participating in such an underwritten offering or other registration, offering or related action for the documented fees and expenses of one nationally recognized law firm up to an aggregate of $75,000, chosen by the Holders representing a majority of Registrable Securities to be offered as their counsel.  Nothing in this definition shall impact any agreement on expenses solely between the Company and any underwriter.

“Registration Statement” shall mean any registration statement (including any Shelf Registration Statement) of the Company under the Securities Act which permits the Public Offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“Selling Expenses” shall mean all brokerage fees, underwriting discounts and selling commissions associated with effecting any sales of Registrable Securities under any Registration Statement by the Holders participating in such sales and all stock transfer taxes applicable to the sale or transfer by such Holders of Registrable Securities to the underwriter(s) pursuant to this Agreement.

“Shelf Registration” shall have the meaning set forth in Section 2(a).

“Shelf Registration Statement” shall have the meaning set forth in Section 2(a).

“Shelf Take-Down” shall have the meaning set forth in Section 2(b).

“Special Registration” shall mean the registration of equity securities, options or similar rights registered on Form S-4, Form S-8 or any successor forms thereto or any other form for the registration of securities issued or to be issued in connection with a merger, acquisition, employee benefit plan or equity compensation or incentive plan.

4

“Suspension” shall have the meaning set forth in Section 2(i)(1).

“Suspension Notice” shall have the meaning set forth in Section 2(i)(1).

Section 2.              Registration Rights.

(a)           Shelf Registration Statement. The Company shall prepare and file, or cause to be prepared and filed, with the SEC pursuant to Rule 415 under the Securities Act, simultaneously with the Closing or as soon as practicable immediately thereafter (but in any event no later than one (1) Business Day after the Closing Date), a Registration Statement on Form S-3 or, in the event that the Company is not eligible to file a Registration Statement on Form S-3, on Form S-1 (which Registration Statement, if the Company is eligible to file such, shall be as an automatic shelf registration as defined in Rule 405 under the Securities Act) (the “Shelf Registration Statement”), relating to the offer and resale of Registrable Securities by any Holder in accordance with the methods of distribution set forth in the Plan of Distribution section of the Shelf Registration Statement, and, if such Shelf Registration Statement is not automatically effective upon filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to promptly be declared or otherwise become effective under the Securities Act. Any such registration pursuant to the Shelf Registration Statement shall hereinafter be referred to as a “Shelf Registration.” For so long as any Registrable Securities remain outstanding, the Company shall use its reasonable best efforts to maintain the effectiveness of the Shelf Registration Statement for the maximum period permitted by SEC rules, and shall replace any Shelf Registration Statement at or before expiration, if applicable, with a successor effective Shelf Registration Statement (such period of effectiveness, the “Effectiveness Period”).

(b)           Right to Request Shelf Take-Down. At any time and from time to time during the Effectiveness Period, one or more of the Major Holders may, by written notice to the Company, request an offering of all or part of the Registrable Securities held by them (a “Shelf Take-Down”); provided, however, that the expected aggregate gross proceeds for any Shelf Take-Down are at least thirty million dollars ($30,000,000); provided, further, that the Company shall not be obligated to effect any Shelf Take-Down if (i) the Company (A) has determined to effect a registered underwritten offering of its equity securities for its own account that would be a Piggyback Registration and (B) at the time of receipt of such notice has already taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and has proceeded and will continue to proceed with reasonable diligence to effect such offering or (ii) such Shelf Take-Down will involve any marketing efforts that take place over a period of more than 48 hours or any marketing efforts involving in-person meetings with prospective investors even if such marketing efforts occur over a period of time lasting less than 48 hours; provided, however, that the Company agrees to cause management of the Company to participate in a reasonable number of telephone conferences with prospective investors as necessary. Notwithstanding the foregoing sentence, the Company shall not be obligated to effect any subsequent Shelf Take-Down during any period following the pricing date of a completed Shelf Take-Down in which the Company is subject to a lock-up restriction pursuant to any lock-up agreements entered into in connection with such completed Shelf Take-Down.

5

(c)           Piggyback Right on Block Trade. If the Company is required to effect a non-marketed Shelf Take-Down taking the form of a bought deal or block sale to a financial institution (a “Block Trade”) on behalf of one or more Major Holders pursuant to this Agreement, which, for the avoidance of doubt, shall exclude any Special Registration, the Company shall give written notice as promptly as practicable to each Continuing Eligible Holder of the Company’s intention to effect such Block Trade and, in the case of each Continuing Eligible Holder, shall include in such Block Trade all of such Continuing Eligible Holder’s Registrable Securities with respect to which the Company has received a written request from such Major Holder for inclusion therein within the time period described in the following sentence. Written requests by a Continuing Eligible Holder to participate in a Block Trade shall be made promptly but no later than one (1) day after written notice has been made by the Company of the Company’s intention to effect such Block Trade. For the avoidance of doubt, no Holder other than a Continuing Eligible Holder has any right to require the Company to include its shares in a Block Trade (aside from the Major Holder(s) requesting such Block Trade).

(d)           If Form S-3 Registration Statement Unavailable.  The Company shall give written notice to the Holders as soon as reasonably practicable in advance of any facts or circumstances that have come to the Company’s attention that have caused the Company to believe that a Shelf Registration Statement on Form S-3 (or successor form) filed and effective pursuant to Section 2(a) is no longer available to be used by the Holders. After any Registration Statement has become effective, the Company shall use reasonable best efforts to maintain, for so long as Registrable Securities remain outstanding, the effectiveness of the Registration Statement until all of the Registrable Securities covered by such Registration Statement have been sold in accordance with the plan of distribution set forth therein or are no longer outstanding, including without limitation filing and causing to become effective any post-effective amendments thereto.

(e)           Piggyback Registration on Primary Offering. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock or similar equity securities of the Company, whether or not for sale for its own account, on a form and in a manner that would permit registration of the Registrable Securities, which, for the avoidance of doubt, shall exclude any Special Registration, the Company shall give written notice as promptly as practicable, but not later than ten (10) days prior to the anticipated date of filing of such Registration Statement, to the Holders of its intention to effect such registration and, in the case of each Holder, shall include in such registration all of such Holder’s Registrable Securities with respect to which the Company has received a written request from such Holder for inclusion therein (a “Piggyback Registration” and any such requesting Holder that has not withdrawn its Registrable Securities from such Piggyback Registration a “Piggyback Stockholder” with respect to such Piggyback Registration). In the event that a Holder makes such written request, such Holder may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter(s), if any, at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company may terminate or withdraw any Piggyback Registration under this Section 2(e), whether or not any Holder has elected to include Registrable Securities in such registration. No Piggyback Registration shall count as a Shelf Take-Down to which the Holders are entitled.

6

(f)            Selection of Underwriters; Right to Participate. The Holders representing a majority of Registrable Securities to be offered shall have the right to select one or more nationally recognized investment banks to act as the managing underwriter(s) to administer an offering pursuant to a Shelf Take-Down, subject to the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. If a Piggyback Registration is proposed to be underwritten, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2(e). In such event, the managing underwriter(s) to administer the offering shall be chosen by the Company in its sole discretion. A Holder may participate in a registration or offering hereunder only if such Holder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting agreement with the underwriters and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably requested under the terms of such underwriting arrangements customary for selling stockholders to enter into in secondary underwritten public offerings; provided, however, that any underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Holder as are customarily made by issuers to selling stockholders in secondary underwritten public offerings.

(g)           Priority of Securities Offered Pursuant to Shelf Take-Downs. If the managing underwriter(s) of a Shelf Take-Down shall advise the Company and the Holders participating in the Shelf Take-Down in writing that, in its good faith opinion, the total number or dollar amount of shares of Common Stock requested to be included in such Shelf Take-Down exceeds the number or dollar amount that can be sold in such offering without having an adverse effect on such offering, including the price at which such shares can be sold, then the Company shall include in such Shelf Take-Down the maximum number of shares that such underwriter or agent, as applicable, advises can be so sold without having such adverse effect, allocated among the participating Holders on a pro rata basis or in such other manner as they may agree.

(h)           Priority of Securities Offered Pursuant to Piggyback Registration. If the managing underwriter(s) of a registration of shares of Common Stock giving rise to a right to Piggyback Registration shall advise the Company and the Piggyback Stockholders with respect to such Piggyback Registration in writing that, in its good faith opinion, the total number or dollar amount of shares of Common Stock proposed to be sold in such offering and Registrable Securities requested by such Piggyback Stockholders to be included therein, in the aggregate, exceeds the number or dollar amount that can be sold in such offering without having an adverse effect on such offering, including the price at which such shares can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter or agent, as applicable, advises can be so sold without having such adverse effect, allocated (i) first, to shares of Common Stock requested to be included by the Company, and (ii) second, any shares requested by the Holders to be included in such Piggyback Registration, allocated among such Holders on a pro rata basis or in such other manner as the Holders of a majority of the Registrable Securities included therein may agree; provided, however, that the Company shall not reduce the amount of Registrable Securities included in such registration without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding.

7

(i)            Postponement; Suspensions; Blackout Period.

(1)           Beginning thirty (30) days after the date of this Agreement, the Company may postpone the commencement of a Shelf Take-Down (or suspend the continued use of an effective Shelf Registration Statement), including requiring any Holders to suspend any offerings of Registrable Securities pursuant to this Agreement, (i) during the pendency of a stop order issued by the SEC suspending the use of any registration statement of the Company or proceedings initiated by the SEC with respect to any such registration statement under Section 8(d) or 8(e) of the Securities Act (subject to the Company’s compliance with its obligations under Section 3(a)(xii) herein) or (ii) if the Company delivers to the Holders participating in such registration (or a representative of such Holders) an officers’ certificate (a “Suspension Notice”) executed by the Company’s chief executive officer stating that based on the good faith judgment of the Board, the Company has determined that the commencement of a Shelf Take-Down or the continued use of the Shelf Registration Statement would require public disclosure by the Company of material nonpublic information (any such suspension pursuant to Section 2(i)(1)(i) or (ii), a “Suspension”). Promptly following the  cessation or  discontinuance of  the  facts and  circumstances forming the basis for  any  Suspension Notice, the Company shall use its commercially reasonable efforts to (i) amend the Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, (ii) take all other actions reasonably necessary, to allow the commencement of the Shelf Take-Down or the use of the Shelf Registration Statement to recommence as promptly as possible, and (iii) promptly provide written notice to such Holders (or a representative of such Holders) (an “End of Suspension Notice”) of (A) the Company’s decision to commence such Shelf Take-Down or the recommencement of the use of the Shelf Registration Statement following such Suspension and (B) the commencement of such Shelf Take-Down, if applicable. The Company shall not effect a Suspension of the use of the Shelf Registration Statement or the commencement of a Shelf Take-Down for a period exceeding forty-five (45) consecutive days or one hundred twenty (120) days in the aggregate in any three hundred and sixty (360) day period. No Holder shall effect any sales of shares of Common Stock pursuant to a Registration Statement (including a Shelf Registration Statement) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice.

(2)           Each Holder agrees that, except as required by applicable law, it shall treat as confidential the receipt of any Suspension Notice (provided, however, that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by breach of the terms of this Agreement.

Section 3.              Registration Procedures.

(a)           If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities or commencement of a Shelf Take-Down

8

under the Securities Act as provided in Section 2 hereof, the Company shall, as promptly as practicable:

(i)                                     to the extent that the Registration Statement required by Section 2(a) is not automatically effective upon filing with the SEC, cause the Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof with the SEC and shall request acceleration of effectiveness of the Registration Statement by the SEC no later than the end of the second (2nd) Business Day after receiving notice from the SEC that it will not review the Registration Statement or that all SEC comments have been resolved to the satisfaction of the SEC;

(ii)                                  prepare and file with the SEC (as promptly as reasonably practicable, but in no event later than fifteen (15) days after a request for a Shelf Take-Down or such later date as determined by the Holders representing a majority of the Registrable Securities to be offered, subject in all cases to the postponement provisions herein) any prospectus supplement to the Registration Statement to effect such Shelf Take-Down and, subject to the efforts standard herein, cause such prospectus supplements to be filed with the SEC as required by the rules and regulations of the SEC, and before filing such prospectus supplements, provide to the representative(s) on behalf of all Holders participating in such Shelf Take-Down (to be chosen by the Holders representing a majority of Registrable Securities to be offered) and any managing underwriter(s), copies of all such documents proposed to be filed or furnished, including documents incorporated by reference, and the representative(s) and the managing underwriter(s) and their respective counsel shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as may reasonably be requested by the representative(s) and the managing underwriter(s) and their respective counsel prior to such filing, unless the Company reasonably objects to such changes or additions;

(iii)                               prepare and file with the SEC such pre- and post-effective amendments and supplements to a Shelf Registration Statement and the Prospectus used in connection therewith or any free writing prospectus (as defined in SEC rules) as may be required by applicable securities laws or reasonably requested by the Holders representing a majority of Registrable Securities to be offered in a Shelf-Takedown or any managing underwriter(s) to maintain the effectiveness of such registration and to comply with the provisions of applicable securities laws with respect to the disposition of all securities covered by such registration statement during the period in which such Registration Statement is required to be kept effective;

(iv)                              furnish to each Holder  whose Registrable Securities are included in such Registration Statement (or a representative of such Holders) and each managing underwriter without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits other than those which are being incorporated into such Registration Statement by reference and that are publicly available), such number of copies of the Prospectus contained in such Registration Statement and any other Prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities

9

Act, and such other documents, as the Holders whose Registrable Securities are included in such Registration Statement (or a representative of such Holders) and any managing underwriter(s) may reasonably request;

(v)                                 use its reasonable best efforts to register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Holders whose Registrable Securities are included in such Registration Statement (or a representative of such Holders) and any managing underwriter(s) may reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company in any jurisdiction where it would not otherwise be required to qualify but for this Section 3, or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;

(vi)                              promptly notify each Holder whose Registrable Securities are included in such Registration Statement (or a representative of such Holders)  and any managing underwriter(s) at any time when the Company becomes aware that a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, to promptly prepare and furnish without charge to the Holders whose Registrable Securities are included in such Registration Statement (or a representative of such Holders) and any managing underwriter(s) a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vii)                           provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(viii)                        reasonably cooperate with the Holders whose Registrable Securities are included in such Registration Statement (or a representative of such Holders) and any managing underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, and enable certificates for such Registrable Securities to be issued for such number of shares and registered in such names as the Holders whose Registrable Securities are included in such Registration Statement  (or a representative of such Holders) and any managing underwriter(s) may reasonably request;

(ix)                              list all Registrable Securities covered by such Registration Statement on any securities exchange on which any such class of securities is then listed

10

and cause to be satisfied all requirements and conditions of such securities exchange to the listing of such securities that are reasonably within the control of the Company;

(x)                                 notify each Holder whose Registrable Securities are included in such Registration Statement (or a representative of such Holders) and any managing underwriter(s), promptly after it shall receive notice thereof, of the time when such Registration Statement, or any post-effective amendments to the Registration Statement, shall have become effective (to the extent such Registration Statement is not automatically effective upon filing);

(xi)                              make available to each Holder whose Registrable Securities are included in such Registration Statement (or a representative of such Holders) and any managing underwriter(s) as soon as reasonably practicable after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, an executed copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and any item of correspondence received from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, it being understood that each Holder receiving such material from the Company shall and shall cause its representatives to keep such materials confidential. The Company will as soon as reasonably practicable notify the Holders whose Registrable Securities are included in such Registration Statement (or a representative of such Holders) and any managing underwriter(s) of the effectiveness of such Registration Statement or any post-effective amendment or the filing of the prospectus supplement contemplated herein. The Company will as soon as reasonably practicable respond reasonably and completely to any and all comments received from the SEC or the staff of the SEC, with a view towards causing such Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(xii)                           advise each Holder whose Registrable Securities are included in such Registration Statement (or a representative of such Holders) and any managing underwriter(s), promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and use all reasonable best efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration of the subject shares of the Registrable Securities in any state jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension;

11

(xiii)                        upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, make available for inspection by one representative on behalf of all Holders included in a Registration Statement whose Registrable Securities are included in such registration statement (to be chosen by the Holders representing a majority of Registrable Securities to be offered) and any managing underwriter(s), and any attorney, accountant or other agent retained by any such Holders or underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records and corporate documents of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holders, sales or placement agent, underwriter, attorney, accountant or agent to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act that is customary for a participant in a securities offering in connection with such registration statement; provided, however, that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of such parties;

(xiv)                       if requested by any Holder of Registrable Securities named in such Registration Statement (or a representative of such Holders) or any managing underwriter(s), promptly incorporate in a prospectus supplement or post-effective amendment such information as such Holder (or a representative of such Holders) or managing underwriter(s) reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Holder, the purchase price being paid therefor by any underwriters and with respect to any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(xv)                          reasonably cooperate with each Holder whose Registrable Securities are included in such Registration Statement (or a representative of such Holders) and any managing underwriter(s) participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;

(xvi)                       in the case of an underwritten offering, (A) enter into such customary agreements (including an underwriting agreement in customary form), (B) take all such other customary actions as the managing underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, causing senior management and other the Company personnel to reasonably cooperate with the Holder(s) whose Registrable Securities are included in a Registration Statement (or a representative of such Holders) and the underwriter(s) in connection with performing due diligence) and (C) cause its counsel to issue opinions of counsel addressed and delivered to the underwriter(s) in form, substance and scope as are customary in underwritten offerings, subject to customary limitations, assumptions and exclusions; provided, however, that such recipients furnish such written representations or acknowledgement as are customarily provided by underwriters who receive such opinions; and

12

(xvii)                    if requested by the managing underwriter(s) of an underwritten offering, use reasonable best efforts to cause to be delivered, upon the pricing of any underwritten offering, and at the time of closing of a sale of Registrable Securities pursuant thereto, “comfort” letters from the Company’s independent registered public accountants addressed to the underwriter(s) stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by “comfort” letters of the independent registered public accountants delivered in connection with underwritten public offerings; provided, however, that such recipients furnish such written representations or acknowledgement as are customarily required to receive such comfort letters.

(b)                                 Subject to the last sentence of this Section 3(b), as a condition precedent to the obligations of the Company to file any Registration Statement or amendment or supplement to a Prospectus or to effect any offering (including a Shelf Take-Down), each Holder shall furnish in writing to the Company such information regarding such Holder (and any of its Affiliates), the Registrable Securities to be sold and the intended method of distribution of such Registrable Securities reasonably requested by the Company as is reasonably necessary or advisable for inclusion in the Registration Statement relating to such offering pursuant to the Securities Act (the “Holder Information”); provided, however, such condition precedent shall be satisfied to the extent the Company has not been materially prejudiced by the failure of one or more Holders to provide such Holder Information in compliance with this Section 3(b).  Notwithstanding the foregoing, in no event will any party be required to disclose to any other party any personally identifiable information or personal financial information in respect of any individual, or confidential information of any Person.

Each Holder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi), such Holder shall forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(vi); (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (A) of Section 3(a)(xii), such Holder shall discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the notice described in clause (C) of Section 3(a)(xii); and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (B) of Section 3(a)(xii), such Holder shall discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Holder’s receipt of the notice described in clause (C) of Section 3(a)(xii).

Section 4.                                           Indemnification.

(a)                                 Indemnification by the Company. The Company agrees to indemnify, hold harmless and reimburse, to the fullest extent permitted by law, each Holder, its partners, officers, directors, employees, representatives and agents, and each Person, if any, who controls such Holder within the meaning of the Securities Act, against any and all losses, penalties, liabilities,

13

claims, damages and expenses, joint or several (including, without limitation, reasonable and documented attorneys’ fees and any expenses and reasonable and documented costs of investigation), as incurred, to which the Holders or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, penalties, liabilities, claims, damages and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities were registered and sold under the Securities Act or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or any amendment or supplement thereto or any omission or alleged omission to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, penalty, liability, claim, damage (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement or alleged statement or omission or alleged omission made in such Registration Statement, any such Prospectus, amendment or supplement in reliance upon and in conformity with written information about a Holder which is furnished to the Company by such Holder specifically for use in such Registration Statement, Prospectus or any amendment or supplement or (y) a disposition, pursuant to a Shelf Registration Statement, of Registrable Securities by a Holder during a Suspension Period. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b)                                 Indemnification by the Holders. Each Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4(a)) the Company, each member of the Board, each officer, employee and agent of the Company and each other person, if any, who controls any of the foregoing within the meaning of the Securities Act, with respect to (i)(A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities were registered and sold under the Securities Act or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or any amendment or supplement thereto or any omission or alleged omission to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Holder furnished to the Company by such Holder specifically for inclusion in such Registration Statement, Prospectus, amendment or supplement and has not been corrected in a subsequent Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim and (ii) any disposition, pursuant to a Shelf Registration Statement, of Registrable Securities by a Holder during a Suspension Period; provided, however, that Holder shall not be liable for any amounts in excess of the net proceeds received by such Holder from sales of Registrable Securities pursuant to the registration statement to which the claims relate, and provided, further, that the obligations of the Holders shall be several and not joint. Such indemnity shall remain in full force and effect regardless of

14

any investigation made by or on behalf of the Company or any indemnified party and shall survive the transfer of such securities by the Company.

(c)                                  Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 4, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, such indemnified party shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless the indemnifying party has agreed to pay such fees or expenses. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party’s written consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party of all liability in respect to such claim or litigation or (ii) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels..

The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of securities.

(d)                                 Contribution. If the foregoing indemnity is held by a governmental authority of competent jurisdiction to be unavailable to the Company or any Holder, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, and the relative benefits received by the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such

15

fraudulent misrepresentation. In connection with any registration statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute an amount greater than the net proceeds received by such Holder from sales of Registrable Securities pursuant to the Registration Statement to which the claims relate (after taking into account the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities).

(e)                                  No Exclusivity. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

Section 5.                                           Covenants Relating to Rule 144. Without limiting the registration rights otherwise provided for herein, the Company shall use reasonable best efforts to file any reports required to be filed by it under the Exchange Act to enable Holders to sell their Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act.

Section 6.                                           Miscellaneous.

(a)                                 Aggregation of Stock. All Registrable Securities held by Affiliates and/or Affiliated Funds shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons and/or Affiliated Funds may apportion such rights as among themselves in any manner they deem appropriate.

(b)                                 Termination; Survival. The rights of each Holder under this Agreement shall terminate upon the date that all of the Registrable Securities held by such Holder cease to be Registrable Securities. Notwithstanding the foregoing, the obligations of the parties under Sections 3(a)(ix), 4, 5 and this Section 6 shall survive the termination of this Agreement.

(c)                                  Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws (including the statute of limitation) of the State of Delaware, without  giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of another law.

(d)                                 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereby (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by

16

motion or other request for leave from any such court and (c) agrees that it will not bring any Action relating to this Agreement or the other transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County or, in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such Action, the United States District Court for the District of Delaware. Each of the parties further agrees to accept service of process in any manner permitted by such court.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (x) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (y) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) to the fullest extent permitted by Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)                                  Entire Agreement. This Agreement (including the documents and the instruments referred to herein), constitutes the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties with respect to the subject matter of this Agreement.  No party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

(f)                                   Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders of a majority of the Registrable Securities then outstanding.  No waiver of any right or remedy hereunder, to the extent legally allowed, shall be valid unless the same shall be in writing and signed by the party making such waiver.  No waiver by any party of any breach or violation of, default under, or inaccuracy in any representation, warranty, covenant, or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty, covenant, or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.  No delay or omission on the part of any party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof. Notwithstanding the foregoing, no amendments may be made to this Agreement that adversely affect any Holder in a manner different than any other Holder without such adversely affected Holder’s prior written consent.

(g)                                  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assignee. A “permitted assignee” means any Affiliate of any Holder who executes and delivers to the Company a joinder to this Agreement providing that such assignee shall be bound by and shall

17

fully comply with the terms of this Agreement as a “Holder”.  Any successor or permitted assignee of any Holder shall be deemed a Holder for all purposes of this Agreement to the extent such successor or permitted assignee owns Registrable Securities. No Holder may assign its rights hereunder to any Person except to any permitted assignee.

(h)                                 Expenses. All Registration Expenses incurred in connection with any Registration Statement under this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of any Holders shall be borne by the Holders of the Registrable Securities included in such registration. The obligation of the Company to bear the expenses provided for in this paragraph shall apply irrespective of whether a Registration Statement becomes effective, is withdrawn or suspended, or converted to any other form of registration and irrespective of when any of the foregoing shall occur.

(i)                                     Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile or .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

(j)                                    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(k)                                 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by email, in each case to the intended recipient as set forth below:

If to a Holder, to the address indicated for such Holder in Schedule A-1 or Schedule A-2 hereto, as applicable, with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: John J. Egan
Jared J. Fine

18

Email: jegan@goodwinlaw.com
jfine@goodwinlaw.com

If to any Investor Holder, to the address indicated for such Holder in Schedule A-2 hereto, with a copy (which shall not constitute notice) to:

Cooley LLP

One Freedom Square

Reston, VA  20190-5656

Telephone:                                   703-456-8000

Fax:                                                                       703-456-8100

Attention:                                         Darren DeStefano

Email:                                                            ddestefano@cooley.com

If to the Company, as follows:

ANGI Homeservices Inc.

14023 Denver West Parkway

Building 64

Golden, CO 80401

Attention:                             General Counsel

Email:                                                legal@homeadvisor.com

with a copy (which shall not constitute notice) to:

IAC/InterActiveCorp
555 West 18th Street

New York, NY 10011
Attention:                                         General Counsel
Facsimile:                                         (212) 632-9551

Email:                                                            gregg.winiarski@iac.com

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Facsimile:                                         (212) 735-2000

Attention:                                         Brandon Van Dyke

Dwight Yoo

Email:                                                            brandon.vandyke@skadden.com

dwight.yoo@skadden.com

Any party may, from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party.

(l)                                     Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their

19

specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

[Signature Pages Follow]

20

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

ANGI HOMESERVICES INC.

By:	/s/ Gregg Winiarski
Name: Gregg Winiarski
Title: Interim Chief Legal Officer

[Signature Page to Registration Rights Agreement]

HOLDERS:
ADDVENTURE V LIMITED

	By:	/s/ Alkisti Kakoullis

	Name:	Alkisti Kakoullis

	Title:	Director

[Signature Page to Registration Rights Agreement]

/s/ Gilman Louie
Signature

Alsop Louie Capital 2, L.P.
Printed Name of Entity

Gilman Louie
Printed Name of Signatory

Managing member of Alsop Louie Partners 2, L.L.C. its General Partner
Printed Title of Signatory

[Signature Page to Registration Rights Agreement]

/s/ Andrew Houston
Signature

Andrew Houston Revocable Trust DTD 09.07.2011
Printed Name of Entity

Andrew Houston
Printed Name of Signatory

Trustee
Printed Title of Signatory

[Signature Page to Registration Rights Agreement]

/s/ Arthur LP Papas
Signature

Arthur LP Papas
Printed Name of Individual

[Signature Page to Registration Rights Agreement]

/s/ Alison Shea
Signature

ASBK LLC
Printed Name of Entity

Alison Shea
Printed Name of Signatory

Owner
Printed Title of Signatory

[Signature Page to Registration Rights Agreement]

/s/ Brian Miller
Brian Miller

[Signature Page to Registration Rights Agreement]

/s/ Saar Gur
Signature

Charles River Friends XIV-A, LP
Printed Name of Entity

Saar Gur
Printed Name of Signatory

Authorized Member of Charles River XIV GP, LLC General Partner of Charles River Friends XIV-A, LP
Printed Title of Signatory

[Signature Page to Registration Rights Agreement]

/s/ Saar Gur
Signature

Disrupt Fund, LLC
Printed Name of Entity

Saar Gur
Printed Name of Signatory

Authorized Member of Charles River XIV GP, LLC General Partner of Disrupt Fund, LLC
Printed Title of Signatory

[Signature Page to Registration Rights Agreement]

FIDELITY CONTRAFUND COMMINGLED POOL
By: Fidelity Management & Trust Co.

By:	/s/ Jonathan Davis

Name:	Jonathan Davis

Title:	Authorized Signatory

FIDELITY CONTRAFUND: FIDELITY CONTRAFUND

By:	/s/ Jonathan Davis

Name:	Jonathan Davis

Title:	Authorized Signatory

FIDELITY OTC COMMINGLED POOL
By: Fidelity Management & Trust Co.

By:	/s/ Jonathan Davis

Name:	Jonathan Davis

Title:	Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

By:	/s/ Jonathan Davis

Name:	Jonathan Davis

Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

GENERAL CATALYST GROUP V, L.P.

By: General Catalyst Partners V, L.P.
its General Partner

By: General Catalyst GP V, LLC
its General Partner

By:	/s/ Christopher McCain

Name:	Christopher McCain

Title:	Chief Legal Officer

GC ENTREPRENEURS FUND V, L.P.

By: General Catalyst Partners V, L.P.
its General Partner

By: General Catalyst GP V, LLC
its General Partner

By:	/s/ Christopher McCain

Name:	Christopher McCain

Title:	Chief Legal Officer

[Signature Page to Registration Rights Agreement]

HIGHLAND CAPITAL PARTNERS VIII LIMITED PARTNERSHIP

By: Highland Management Partners VIII Limited Partnership, its General Partner

By: Highland Management Partners VIII, LLC, its General Partner

By:	/s/ Jessica Healey

Name:	Jessica Healey
Title:	Authorized Manager

[Signature Page to Registration Rights Agreement]

HIGHLAND CAPITAL PARTNERS VIII-B LIMITED PARTNERSHIP

By: Highland Management Partners VIII Limited Partnership, its General Partner

By: Highland Management Partners VIII, LLC, its General Partner

By:	/s/ Jessica Healey

Name:	Jessica Healey
Title:	Authorized Manager

[Signature Page to Registration Rights Agreement]

HIGHLAND CAPITAL PARTNERS VIII-C LIMITED PARTNERSHIP

By: Highland Management Partners VIII Limited Partnership, its General Partner

By: Highland Management Partners VIII, LLC, its General Partner

By:	/s/ Jessica Healey

Name:	Jessica Healey
Title:	Authorized Manager

[Signature Page to Registration Rights Agreement]

HIGHLAND CAPITAL PARTNERS VII LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ Jessica Healey

Name:	Jessica Healey
Title:	Authorized Manager

[Signature Page to Registration Rights Agreement]

HIGHLAND CAPITAL PARTNERS VII-B LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ Jessica Healey

Name:	Jessica Healey
Title:	Authorized Manager

[Signature Page to Registration Rights Agreement]

HIGHLAND CAPITAL PARTNERS VII-C LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ Jessica Healey

Name:	Jessica Healey
Title:	Authorized Manager

[Signature Page to Registration Rights Agreement]

HIGHLAND ENTREPRENEURS’ FUND VII LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ Jessica Healey

Name:	Jessica Healey
Title:	Authorized Manager

[Signature Page to Registration Rights Agreement]

HOLDERS:

/s/ Scott Krisiloff
Signature

Hydrazine Capital
Printed Name of Entity

Scott Krisiloff
Printed Name of Signatory

Member
Printed Title of Signatory

[Signature Page to Registration Rights Agreement]

/s/ John D. Rusenko, Jr.
Signature

John D. Rusenko, Jr.
Printed Name of Individual

[Signature Page to Registration Rights Agreement]

/s/ Asghar D. Mostafa
Signature

Mostafa Group, LLC
Printed Name of Entity

Asghar D. Mostafa
Printed Name of Signatory

Managing Director
Printed Title of Signatory

[Signature Page to Registration Rights Agreement]

/s/ Oisin Hanrahan
Oisin Hanrahan

[Signature Page to Registration Rights Agreement]

/s/ Peter Dowds
Signature

Peter Dowds
Printed Name of Individual

[Signature Page to Registration Rights Agreement]

REVOLUTION GROWTH II, LP
By: Revolution Growth GP II, LP, its General Partner
By: Revolution Growth UGP II, LLC, its General Partner

By:	/s/ Steven J. Murray

Name:	Steven J. Murray

Title:	Operating Manager

[Signature Page to Registration Rights Agreement]

/s/ Kathy Willard
Signature

Sound Ventures, LLC
Printed Name of Entity

Kathy Willard
Printed Name of Signatory

EVP & CFO
Printed Title of Signatory

[Signature Page to Registration Rights Agreement]

/s/ Robert Pollak
Signature

SV Angel III LP
Printed Name of Entity

Robert Pollak
Printed Name of Signatory

General Partner
Printed Title of Signatory

[Signature Page to Registration Rights Agreement]

/s/ Thomas Brooks
Signature

Thomas Brooks
Printed Name of Individual

[Signature Page to Registration Rights Agreement]

/s/ Tikhon Bernstam
Signature

Tikhon Bernstam
Printed Name of Individual

[Signature Page to Registration Rights Agreement]

TPG HANDY HOLDINGS, LP
By: TPG Growth II Advisors Inc., its general partner

By:	/s/ Michael LaGatta

Name:	Michael LaGatta

Title:	Vice President

[Signature Page to Registration Rights Agreement]

/s/ Travis Tharp
Signature

Travis Tharp
Printed Name of Individual

[Signature Page to Registration Rights Agreement]

/s/ Umang Dua
Umang Dua

[Signature Page to Registration Rights Agreement]